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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 7, 1997



                             Regent Bancshares Corp.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




  New Jersey                    0-17753                        23-2440805
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(State or other              (Commission                   (I.R.S. Employer
jurisdiction of              File Number)                 Identification No.)
 incorporation)



1430 Walnut Street, Philadelphia, Pennsylvania                     19102
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  (Address of principal executive offices)                       (Zip Code)



       Registrant's telephone number, including area code: (215) 546-6500



                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5. Other Events.

         Effective April 14, 1997, pursuant to an employment agreement dated April 7, 1997 (the "Employment Agreement"), Robert B. Goldstein was appointed the President and Chief Executive Officer of the Registrant and Chairman of the Board and Chief Executive Officer of the Registrant's subsidiary, Regent National Bank (the "Bank"), for an initial term of three years, such term to extend automatically for additional periods of one year unless terminated by one of the parties to the Employment Agreement. Mr. Goldstein is also a director of both the Registrant and the Bank. These appointments will become effective upon receipt of all approvals required under applicable federal banking regulations. From November 1993 until he joined the Registrant and the Bank, Mr. Goldstein had served as President and Chief Executive Officer and as a director of Lafayette American Bank, Bridgeport, Connecticut. Mr. Goldstein served as Vice Chairman of the Board of National Community Banks, Inc. in West Paterson, New Jersey from January 1992 to November 1993 and as President and a director of Crossland Savings Bank in Brooklyn, New York from March 1991 to January 1992. From 1974 to 1991, Mr. Goldstein served as Senior Vice President and subsequently as Executive Vice President of First Interstate Bank of Texas, in Houston, Texas. Mr. Goldstein has been engaged in commercial banking for more than 30 years. For further information regarding the terms and conditions of the Employment Agreement, reference is made to the Employment Agreement filed as
Exhibit 1 hereto and incorporated herein by reference.

         On April 14, 1997, Barbara H. Teaford, Executive Vice President of the Registrant and the Bank since 1986, Secretary of the Registrant since March 1990 and a director of the Registrant and the Bank since 1986, commenced service as President of the Bank.

         On April 16, 1997, the Bank sold 1,120,000 shares (the "Shares") of common stock of the Bank, par value $1.00 per share, (the "Bank Common Stock") at $8.50 per share in a private placement to selected institutions and other investors meeting certain suitability requirements through Keefe, Bruyette & Woods, Inc. acting as the Bank's placement agent. The gross proceeds to the Bank from the sale of the Shares was $9,520,000, total placement agent fees were $340,400, and the net proceeds to the Bank, after payment of estimated offering expenses of $100,000, was approximately $9,080,000.

         The Bank Common Stock sold in the offering is exchangeable for common stock, par value $.10 per share, of the Registrant (the "Regent Common Stock") at the rate of 1.41666 shares of Regent Common Stock for each share of Bank Common Stock at the discretion of the Registrant, at any time after (i) the average of the closing bid price for Regent Common Stock has equaled or exceeded $12 per share for 15 consecutive trading days and (ii) the Regent Common Stock issuable in exchange for the Bank Common Stock has been registered under the Securities Act of 1933, as amended.




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Item 7. Financial Statements and Exhibits.

        (a)                        Financial statements of businesses
                                   acquired:

                                   Not applicable.


        (b)                        Pro forma financial information:

                                   Not applicable.

        (c)                        Exhibits:

                                   10.1 - Employment Agreement dated as of
                                   April 7, 1997 among Regent Bancshares
                                   Corp., Regent National Bank and Robert
                                   B. Goldstein.



                                    SIGNATURE
                                    ---------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       REGENT BANCSHARES CORP.



                                       By: /s/ Robert B. Goldstein
                                          ----------------------------------
                                          Robert B. Goldstein, President
                                            and Chief Executive Officer


Dated:  April 24, 1997




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                                  EXHIBIT INDEX




Exhibit
Number                          Description
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 10.1                           Employment Agreement dated as of April 7, 1997
                                among Regent Bancshares Corp., Regent National
                                Bank and Robert B. Goldstein. (This is a management contract.)




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